Exhibit 99.1

PRESTO* National Presto Industries, Inc. Eau Claire, WI 54703-3703	Tel. 715-839-2121 Fax. 715-839-2148 715-839-2122 715-839-2242

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Randy F. Lieble 715-839-2164

        Eau Claire, Wisconsin (November 4, 2005) – National Presto Industries, Inc. (NYSE: NPK) announced today that the U. S. District Court for the Northern District of Illinois granted the Securities and Exchange Commission’s (SEC) pretrial motion for summary judgement in litigation regarding the Investment Company Act of 1940. The decision is the most recent development in the lawsuit filed in July 2002 under which the SEC alleged that National Presto was an investment company under the 1940 Act.

        In commenting on the court’s decision, a company spokesperson stated, “Presto plans to appeal the ruling at the appropriate time. Since the matter is still in litigation, based on advice of counsel the company does not intend to make further public comments regarding this matter at this time.”

        National Presto designs and sells small household electric appliances and pressure cookers under the PRESTO® brand name. It also produces defense items and absorbent products. The company is widely recognized as an innovator of new products.

*Trademark of National Presto Industries, Inc.